Exhibit 10.26

****** indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the U.S. Securities and Exchange Commission

CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT

EFFECTIVE: JUNE 1, 2013

ISSUED TO

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.

TAMPA, FLORIDA

Including any and/or all companies that are or may hereafter become affiliated therewith

CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT

TABLE OF CONTENTS

ARTICLE 1
BUSINESS COVERED	1
ARTICLE 2
TERM	1
ARTICLE 3
EXCLUSIONS	2
ARTICLE 4
RETENTION AND LIMIT	4
ARTICLE 5
REINSTATEMENT	4
ARTICLE 6
FLORIDA HURRICANE CATASTROPHE FUND	6
ARTICLE 7
RATE AND PREMIUM	7
ARTICLE 8
DEFINITIONS	9
ARTICLE 9
LOSS OCCURRENCE DEFINITION	11
ARTICLE 10
ACCESS TO RECORDS	12
ARTICLE 11
AGENCY	13
ARTICLE 12
ARBITRATION	13
ARTICLE 13
CASH CALL	14
ARTICLE 14
COLLATERAL	14
ARTICLE 15
COLLATERAL RELEASE	15
ARTICLE 16
CONFIDENTIALITY	17
ARTICLE 17
CURRENCY	18
ARTICLE 18
ENTIRE AGREEMENT	18

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DOC: May 30, 2013

ARTICLE 19
ERROR AND OMISSIONS	19
ARTICLE 20
FEDERAL EXCISE TAX	19
ARTICLE 21
GOVERNING LAW	19
ARTICLE 22
INSOLVENCY	19
ARTICLE 23
LATE PAYMENTS	21
ARTICLE 24
LIABILITY OF THE REINSURER	22
ARTICLE 25
LIMITED RECOURSE AND BERMUDA REGULATIONS	22
ARTICLE 26
LOSS NOTICES AND SETTLEMENTS	24
ARTICLE 27
NET RETAINED LINES	24
ARTICLE 28
NON-WAIVER	25
ARTICLE 29
NOTICES AND AGREEMENT EXECUTION	25
ARTICLE 30
OFFSET	25
ARTICLE 31
OTHER REINSURANCE	26
ARTICLE 32
SALVAGE AND SUBROGATION	26
ARTICLE 33
SERVICE OF SUIT	26
ARTICLE 34
SEVERABILITY	27
ARTICLE 35
TAXES	28
ARTICLE 36
TERRITORY	28
ARTICLE 37
INTERMEDIARY	28

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DOC: May 30, 2013

ATTACHMENTS

Schedule A

Schedule B

Collateral Collection Table

Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance U.S.A.

Trust Agreement

ARP-HCI-02-CAT-002-13

DOC: May 30, 2013

CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT

(hereinafter called the “Contract”)

EFFECTIVE: JUNE 1, 2013

issued to

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.

TAMPA, FLORIDA

Including any and/or all companies that are or may hereafter become affiliated therewith

(hereinafter called the “Reinsured”)

by

THE SUBSCRIBING REINSURER(S) SPECIFIED IN THE INTERESTS AND LIABILITIES AGREEMENT

ATTACHED TO THIS CONTRACT

(hereinafter called, with other participants, the “Reinsurer(s)”)

ARTICLE 1

BUSINESS COVERED

This Contract is to indemnify the Reinsured in respect of its net excess liability as a result of any loss or losses which may occur during the Term of this Contract under any policies, contracts and binders of insurance or reinsurance (hereinafter called “Policies’’) in force at the effective date hereof or issued or renewed on or after that date, covering direct and assumed business classified by the Reinsured as the property perils of Homeowners and Dwelling, subject to the terms, conditions and limitations set forth herein and in Schedule A attached to and forming part of this Contract.

ARTICLE 2

TERM

1.	This Contract shall become effective at 12:01 a.m., Local Standard Time, June 1, 2013, with respect to losses arising out of Loss Occurrences commencing at or after that time and date, and shall remain in force until 12:01 a.m., Local Standard Time, June 1, 2014. “Local Standard Time” as used herein shall mean local standard time at the location where the Loss Occurrence commences.

2.	If this Contract is terminated or expires while a Loss Occurrence covered hereunder is in progress, the Reinsurer’s liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire Loss Occurrence had occurred prior to the termination or expiration of this Contract, provided that no part of such Loss Occurrence is claimed against any renewal or replacement of this Contract.

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3.	Notwithstanding the provisions of paragraph (1) above, the Reinsured may reduce or terminate a Reinsurer’s percentage share in this Contract at any time by giving written notice to the Reinsurer in the event any of the following circumstances occur. The effective date of reduction or termination shall be the date selected by the Reinsured, which may be a date that is retroactively applied to the date of public announcement for subparagraph (a) below or upon discovery for subparagraph (b) below, subject to the condition that such selected date must be the last day of a calendar month.

a.	A State Insurance Department or other legal authority has ordered the Reinsurer to cease writing business; or

b.	The Reinsurer has reinsured its entire liability under this Contract without the Reinsured’s prior written consent, except that this provision shall not apply to any intercompany reinsurance or intercompany pooling arrangements entered into by the Reinsurer.

ARTICLE 3

EXCLUSIONS

1.	This Contract does not apply to and specifically excludes the following:

a.	All excess of loss reinsurance assumed by the Reinsured.

b.	Reinsurance assumed by the Reinsured under obligatory reinsurance agreements, except intercompany reinsurance between the Reinsured and its affiliates and agency reinsurance where the policies involved are to be re-underwritten in accordance with the underwriting standards of the Reinsured and reissued as policies of the Reinsured at the next anniversary or expiration date.

c.	Financial guarantee and insolvency.

d.	Insurance policies classified by the Reinsured as Accident and Health, Fidelity and Surety, Boiler and Machinery, Workers’ Compensation, and Credit business.

e.	Flood and/or earthquake when written as such for standalone policies where flood and/or earthquake is the only named peril.

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f.	Nuclear risks as defined in the “Nuclear Incident Exclusion Clause - Physical Damage -Reinsurance U.S.A.” attached to and forming part of this Contract.

g.	Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard policy with a standard War Exclusion Clause.

h.	Loss or liability from any Pool, Association or Syndicate and any assessment or similar demand for payment related to the Florida Hurricane Catastrophe Fund or Citizens Property Insurance Corporation.

i.	All liability of the Reinsured arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Reinsured of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

j.	Loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke. Nevertheless, this exclusion does not preclude payment of the cost of removing debris of property damaged by a loss otherwise covered hereunder, subject always to a limit of 25% of the Reinsured’s property loss under the applicable original policy.

k.	Loss, damage, cost or expense arising out of an act of terrorism involving the use of any biological, chemical, nuclear or radioactive agent, material, device or weapon.

l.	All liability arising out of mold, spores and/or fungus, but this exclusion shall not apply to those losses which follow as a direct result of a loss caused by a peril otherwise covered hereunder.

2.	With the exception of subparagraphs (c), (f), (g) and (k) of paragraph (1) above, should any judicial, regulatory or legislative entity having legal jurisdiction invalidate any exclusion on the Reinsured’s policy, any amount of loss for which the Reinsured is liable because of such invalidation will not be excluded hereunder.

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3.	The Reinsured may submit to the Reinsurer, for special acceptance hereunder, business not covered by this Contract. Within seven days of receipt of such request, each Reinsurer shall accept such request, ask for additional information, or reject the request. If a Reinsurer fails to respond to a special acceptance request within seven days, the Reinsurer shall be deemed to have agreed to the special acceptance. If said business is accepted by the Reinsurer, it will be subject to the terms of this Contract, except as such terms are modified by such acceptance. Any special acceptance business covered under the reinsurance agreement being replaced by this Contract will be automatically covered hereunder. Further, in the event a Reinsurer becomes a party to this Contract subsequent to the special acceptance of any business not normally covered hereunder, the Reinsurer shall automatically accept the same as being a part of this Contract.

ARTICLE 4

RETENTION AND LIMIT

1.	As respects each excess layer of reinsurance coverage provided by this Contract, the Reinsured shall retain and be liable for the first amount of Ultimate Net Loss, shown as “Reinsured’s Retention” for that excess layer in Schedule A attached hereto, arising out of each Loss Occurrence. The Reinsurer shall then be liable, as respects each excess layer, for the amount by which such Ultimate Net Loss exceeds the Reinsured’s applicable retention, but the liability of the Reinsurer under each excess layer shall not exceed the amount, shown as “Reinsurer’s Per Occurrence Limit” for that excess layer in Schedule A attached hereto, as respects any one Loss Occurrence, nor shall it exceed the amount, shown as “Reinsurer’s Contract Limit” for that excess layer in Schedule A attached hereto as respects all loss or losses arising out of Loss Occurrences commencing during the Term of this Contract.

2.	Notwithstanding the provisions above, no claim shall be made under any excess layer as respects losses arising out of Loss Occurrences commencing during the Term of this Contract unless at least two risks insured or reinsured by the Reinsured are involved in such Loss Occurrence. For purposes hereof, the Reinsured shall be the sole judge of what constitutes “one risk.”

ARTICLE 5

REINSTATEMENT

1.	In the event all or any portion of the reinsurance under the second excess layer of reinsurance coverage provided by this Contract is exhausted by loss, the amount so

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exhausted shall be reinstated immediately from the time the Loss Occurrence commences hereon. For each amount so reinstated the Reinsured agrees to pay additional premium equal to the product of the following:

a.	The percentage of the loss occurrence limit for the second excess layer reinstated (based on the loss paid by the Reinsurer under that excess layer); times

b.	The adjusted premium for the second excess layer reinstated for the Term of this Contract (exclusive of reinstatement premium), as calculated in accordance with the Rate and Premium Article.

2.	Whenever the Reinsured requests payment by the Reinsurer of any loss under the second excess layer hereunder, the Reinsured shall submit a statement to the Reinsurer of reinstatement premium due the Reinsurer for that excess layer. If the adjusted premium for the second excess layer for the Term of this Contract has not been finally determined as of the date of any such statement, the calculation of reinstatement premium due for that excess layer shall be based on the deposit premium for that excess layer and shall be readjusted when the premium for that excess layer for the Term of this Contract has been finally determined. Any reinstatement premium shown to be due the Reinsurer for the second excess layer as reflected by any such statement (less prior payments, if any, for that excess layer) shall be payable by the Reinsured concurrently with payment by the Reinsurer of the requested loss for that excess layer. Any return reinstatement premium shown to be due the Reinsured shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the Reinsured’s statement.

3.	Notwithstanding anything stated herein, the liability of the Reinsurer under the second excess layer of reinsurance coverage provided by this Contract shall not exceed either of the following:

a.	The amount, shown as “Reinsurer’s Per Occurrence Limit” for the second excess layer in Schedule A attached hereto, as respects loss or losses arising out of any one Loss Occurrence; or

b.	The amount, shown as “Reinsurer’s Contract Limit” for the second excess layer in Schedule A attached hereto, in all during the Term of this Contract.

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ARTICLE 6

FLORIDA HURRICANE CATASTROPHE FUND

1.	The Reinsured shall provisionally purchase mandatory coverage from the Florida Hurricane Catastrophe Fund (FHCF) with the following limit and retention:

a.	90% of $486,000,000 excess of $185,000,000 (mandatory layer).

The provisional limits and retentions above may increase or decrease in accordance with the provisions of the reimbursement contract between the Reinsured and the State Board of Administration of the State of Florida (SBA).

2.	Any loss reimbursement paid or payable to the Reinsured for the mandatory coverage layer provided by the FHCF, (“FHCF loss reimbursement”) and resulting from Loss Occurrences commencing during the Term of this Contract, shall inure to the benefit of this Contract. Further, any FHCF loss reimbursement shall be deemed paid to the Reinsured in accordance with the reimbursement contract between the Reinsured and the SBA at the full payout level set forth therein. It is further deemed that any loss reimbursement shall not be reduced by any reduction or exhaustion of the actual claims paying capacity of the FHCF and that the FHCF fund balance is deemed funded to the fullest extent allowable by Florida statute.

3.	Prior to final calculation of the Reinsured’s FHCF retention and payout for the mandatory layer provided by the reimbursement contract between the Reinsured and the SBA, the Reinsurer’s liability hereunder will provisionally be calculated based on the projected FHCF payout and in accordance with paragraph (2) above. Following the FHCF’s final calculation of the payout for the coverage layer provided by the reimbursement contract, the Ultimate Net Loss under this Contract will be recalculated. If, as a result of such calculation, the loss to the Reinsurer hereunder in any one Loss Occurrence is less than the amount previously paid by the Reinsurer hereunder, the Reinsured shall promptly remit the difference to the Reinsurer. If the loss to the Reinsurer in any one Loss Occurrence hereunder is greater than the amount previously paid by the Reinsurer, the Reinsurer shall promptly remit the difference to the Reinsured. For purposes of both the provisional and final calculation of Reinsurer liability referenced above, it is deemed that any FHCF loss reimbursement shall not be reduced by any reduction or exhaustion of the actual claims paying capacity of the FHCF and that the FHCF fund balance is deemed funded to the fullest extent allowable by Florida statute.

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4.	If an FHCF reimbursement amount is based on the Reinsured’s losses in more than one Loss Occurrence commencing during the Term of this Contract, and the FHCF does not designate the amount allocable to each Loss Occurrence, the FHCF reimbursement amount shall be prorated in the proportion that the Reinsured’s losses in each Loss Occurrence bear to the Reinsured’s total losses arising out of all Loss Occurrences to which the FHCF reimbursement applies.

ARTICLE 7

RATE AND PREMIUM

1.	As premium for each excess layer of reinsurance coverage provided by this Contract, the Reinsured shall pay the Reinsurer the greater of the following:

a.	The amount, shown as “Minimum Premium” for that excess layer in Schedule A attached hereto; or

b.	The percentage, shown as “Exposure Rate” for that excess layer in Schedule A attached hereto, of 15% of the Reinsured’s Total Insured Value as of September 30, 2013 (the “adjusted premium”), subject to the provisions of paragraph (5) below.

2.	“Total Insured Value” means the sum of Coverage A, B, C and D for Business Covered as defined in the Business Covered Article.

3.	The Reinsured shall pay the Reinsurer a deposit premium for each excess layer of the amount, shown as “Deposit Premium” for that excess layer in Schedule A attached hereto, payable in installment amounts and at the dates set forth in in the “Deposit Payment Schedule” for each excess layer in Schedule A attached hereto. No deposit premium installments shall be due to a Reinsurer hereunder until that Reinsurer has executed its Interests and Liabilities Agreement attached to and forming part of this Contract. Further, if this Contract is terminated, no deposit premium installments shall be due after the effective date of termination.

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4.	As respects any excess layer hereunder, if the Reinsured elects to reduce or terminate a Reinsurer’s participation percentage in accordance with paragraph (3) of the Term Article, the “Minimum Premium” as respects such excess layer shall not apply. Further, the adjusted premium as otherwise determined in accordance with the provisions of subparagraph (b) of paragraph (1) above as respects each excess layer shall be replaced with the following:

a.	In the event a loss occurs prior to the effective date of reduction or termination and the Reinsurer’s liability for such Loss Occurrence exceeds the “Deposit Premium” for such excess layer, the reinsurance premium for the Term of this Contract for such excess layer shall equal the “Deposit Premium” for such excess layer times the ratio the loss recoverable under such excess layer bears to the “Reinsurer’s Per Occurrence Limit” for such excess layer.

b.	In the event no loss occurs prior to the effective date of reduction or termination or a loss occurs whereby the Reinsurer’s liability for such Loss Occurrence is less than the “Deposit Premium” applicable to such excess layer, the reinsurance premium for the Term of this Contract for such excess layer shall equal the pro rata portion of the reinsurance premium otherwise due hereunder for such excess layer based on the proportion the Term of this Contract bears to the original 12-month term of this Contract.

5.	No later than January 1, 2014 (or the effective date of termination in the event this Contract is terminated prior to January 1, 2014), the Reinsured shall provide a report to the Reinsurer setting forth the premium due under each excess layer hereunder, computed in accordance with paragraph (1) or (4) (as applicable) above, and any amounts due either party shall be remitted promptly. However, no return premium shall be due the Reinsured or additional premium due the Reinsurer as respects any excess layer hereunder unless the difference between the adjusted premium for such excess layer and the “Deposit Premium” for such excess layer is greater than 5%. In the event the adjusted premium for any excess layer hereunder is greater than the “Deposit Premium” for such excess layer by more than 5%, the premium due hereunder for such excess layer shall be equal to the deposit premium for such excess layer plus the difference between the adjusted premium for such excess layer and 105% of the deposit premium for such excess layer. Further, in the event the adjusted premium for any excess layer hereunder is less than the deposit premium for such excess layer by more than 5%, the premium due hereunder for such excess layer shall be equal to the “Deposit Premium” for such excess layer less the difference between 95% of the deposit premium for such excess layer and the adjusted premium for such excess layer.

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ARTICLE 8

DEFINITIONS

ULTIMATE NET LOSS

The term “Ultimate Net Loss” as used herein shall be defined as the sum or sums (including Loss in Excess of Policy Limits, Extra Contractual Obligations and Loss Adjustment Expense, as hereinafter defined) paid or payable by the Reinsured in settlement of claims and in satisfaction of judgments rendered on account of such claims after deduction of all salvage, all recoveries, and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Reinsured’s Ultimate Net Loss has been ascertained.

LOSS IN EXCESS OF POLICY LIMITS AND EXTRA CONTRACTUAL OBLIGATIONS

The terms “Loss in Excess of Policy Limits” and “Extra Contractual Obligations” as used herein shall be defined as follows:

a.	“Loss in Excess of Policy Limits” shall mean 100% of any amount paid or payable by the Reinsured in excess of its Policy limits, but otherwise within the terms of its Policy, such loss in excess of the Reinsured’s Policy limits having been incurred because of, but not limited to, failure by the Reinsured to settle within the Policy limits or by reason of the Reinsured’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action.

b.	“Extra Contractual Obligations” shall mean 100% of any punitive, exemplary, compensatory or consequential damages paid or payable by the Reinsured, not covered by any other provision of this Contract and which arise from the handling of any claim on business subject to this Contract, such liabilities arising because of, but not limited to, failure by the Reinsured to settle within the Policy limits or by reason of the Reinsured’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action. An Extra Contractual Obligation shall be deemed, in all circumstances, to have occurred on the same date as the loss covered or alleged to be covered under the Policy.

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Notwithstanding anything stated herein, this Contract shall not apply to any Loss in Excess of Policy Limits or any Extra Contractual Obligation incurred by the Reinsured as a result of any fraudulent and/or criminal act by any officer or director of the Reinsured acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

Further, any Loss in Excess of Policy Limits and/or Extra Contractual Obligations that are made in connection with this Contract shall not exceed 25% of the contractual loss under all Policies involved in the Loss Occurrence as respects each excess layer hereunder.

LOSS ADJUSTMENT EXPENSE

The term “Loss Adjustment Expense” as used herein shall be defined as expenses assignable to the investigation, appraisal, adjustment, settlement, litigation, defense, and/or appeal of claims, regardless of how such expenses are classified for statutory reporting purposes. Loss Adjustment Expense shall include, but not be limited to, interest on judgments, expenses of outside adjusters, expenses and a pro rata share of salaries of the Reinsured’s field employees and expenses of other employees of the Reinsured who have been temporarily diverted from their normal and customary duties and assigned to the adjustment of losses covered by this Contract, expenses of the Reinsured’s officials incurred in connection with losses covered by this Contract, and Declaratory Judgment Expenses or other legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto. Loss Adjustment Expense shall not include normal office expenses or salaries of the Reinsured’s employees or officials.

DECLARATORY JUDGMENT EXPENSE

The term “Declaratory Judgment Expense” as used herein shall be defined as the Reinsured’s own costs and legal expense incurred in direct connection with declaratory judgment actions brought to determine the Reinsured’s defense and/or indemnification obligations that are assignable to specific claims arising out of Policies reinsured by this Contract, regardless of whether the declaratory judgment action is successful or unsuccessful. Any Declaratory Judgment Expense shall be deemed to have been fully incurred by the Reinsured on the same date as the original loss (if any) giving rise to the action.

TERM OF THIS CONTRACT

“Term of this Contract” as used herein shall be defined as the period from 12:01 a.m., Local Standard Time, June 1, 2013 through 12:01 a.m., Local Standard Time, June 1, 2014. However,

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if this Contract is terminated, “Term of this Contract” as used herein shall mean the period from 12:01 a.m., Local Standard Time, June 1, 2013 until the effective time and date of termination.

ARTICLE 9

LOSS OCCURRENCE DEFINITION

LOSS OCCURRENCE

1.	The term “Loss Occurrence” shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one Loss Occurrence shall be limited to all individual losses sustained by the Reinsured occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term Loss Occurrence shall be further defined as follows:

a.	As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Reinsured occurring during any period of 96 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

b.	As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Reinsured occurring during any period of 96 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 96 consecutive hours may be extended in respect of individual losses which occur beyond such 96 consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

c.	As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the opening paragraph of this Article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Reinsured’s Loss Occurrence.

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d.	As regards freeze, only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Reinsured’s Loss Occurrence.

e.	As regards firestorms, brush fires and any other fires or series of fires, irrespective of origin (except as provided in subparagraphs (b) and (c) above), which spread through trees, grassland or other vegetation, all individual losses sustained by the Reinsured which occur during any period of 168 consecutive hours within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another may be included in the Reinsured’s Loss Occurrence.

2.	For all Loss Occurrences the Reinsured may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Reinsured arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for any Loss Occurrence referred to in subparagraph (a) or (b) of paragraph (1) above where only one such period of 96 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

3.	No individual losses occasioned by an event that would be covered by the 96 hours clauses may be included in any Loss Occurrence claimed under the 168 hours provision.

ARTICLE 10

ACCESS TO RECORDS

The Reinsurer or its designated representatives shall have access to the books and records of the Reinsured on matters relating to this reinsurance at all reasonable times, and at the location where such books and records are maintained in the ordinary course of business, for the purpose of obtaining information concerning this Contract or the subject matter thereof. Notification of a request for inspection of records shall be sent to the Reinsured by the Reinsurer in written form, and shall normally be given four weeks in advance. Notwithstanding the above, the Reinsurer shall not have any right of access to the records of the Reinsured if it is not current in all undisputed payments due the Reinsured.

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ARTICLE 11

AGENCY

If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

ARTICLE 12

ARBITRATION

1.	As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Reinsured, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Underwriters at Lloyd’s. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, the two Arbiters shall request the American Arbitration Association to appoint the Umpire. If the American Arbitration Association fails to appoint the Umpire within 30 days after it has been requested to do so, either party may request a justice of a Court of general jurisdiction of the state in which the arbitration is to be held to appoint the Umpire.

2.	Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

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3.	If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Reinsured to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

4.	Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

5.	Any arbitration proceedings shall take place in Tampa, Florida; however, the location may be changed if mutually agreed upon by the parties of this Contract. Notwithstanding the location of arbitration, all proceedings pursuant hereto shall be governed by the law of the State of Florida.

ARTICLE 13

CASH CALL

In the event that at any time the Reinsured becomes obligated to make a payment or series of payments for losses which exceed the Reinsured’s retention, the Reinsured shall present to the Reinsurer an itemized statement of the amounts payable hereunder. The Reinsurer shall be obligated (subject to the terms and conditions of this Contract) to make a payment to the Reinsured of the amount requested within 10 days of receipt of the statement from the Reinsured.

ARTICLE 14

COLLATERAL

1.	As promptly as possible following execution of this Contract, the Reinsurer (as Grantor) shall enter into a Trust Agreement (the “Trust Agreement”) with the Reinsured (as Beneficiary) and the trustee, pursuant to which the Reinsurer shall provide collateral in the form of eligible Assets deposited and held in a Trust Account, with such Assets having a market value greater than or equal to $5,850,000 (the “Collateral”) less unpaid premium (net of brokerage and applicable Federal Excise Tax). It is understood that deposit premium paid in accordance with the Rate and Premium Article shall be deposited into the Trust Account.

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2.	The Reinsured agrees that if the Reinsurer makes indemnity payment(s) to the Reinsured under this Contract, the Reinsurer may withdraw Assets from the Trust Account, reducing the market value of Assets in the Trust Account to an amount at least equal to the unused Reinsurance Limit, in accordance with the provisions of the Trust Agreement.

3.	The Trust Fund may be drawn upon by the Reinsured at any time and the Assets may be used at the Reinsured’s option in accordance with the provisions of Section 5 of the Trust Agreement.

4.	At any time prior to expiration or termination of this Contract, if the value of the Assets in the Trust Account is less than the Reinsurer’s Obligations hereunder, the Reinsurer shall promptly deposit the difference into the Trust Account.

5.	Except as provided in the Collateral Release Article, the Reinsured agrees to release the Assets in the Trust Account required under this Article as promptly as provided in the Trust Agreement.

ARTICLE 15

COLLATERAL RELEASE

1.	At the expiration or termination of this Contract, if the Trust has not yet been terminated, the Reinsured shall calculate on a monthly basis, how much, if any, of the collateral shall be released from the Trust, as follows:

a.	For each potentially covered Loss Occurrence, the Reinsured shall multiply the Loss Amount (being equal to the sum of losses and Loss Adjustment Expenses paid plus reserves for losses and Loss Adjustment Expense outstanding plus reserves for losses incurred but not yet reported) by the appropriate Buffer Loss Factor from the table below, based upon the type of Loss Occurrence and the number of months which have elapsed since the event. The product of this calculation shall be defined as the Buffered Loss Amount (“BLA”).

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	Page 15

Buffer Loss Factor Table
Number of Calendar Months Since Date of Loss Occurrence	Windstorm*/ Brushfire	Earthquake and Fire Following	Other
0 to 3	200%	300%	250%
> 3 to 6	150%	200%	175%
> 6 to 9	125%	175%	150%
> 9 to 12	110%	150%	130%
> 12 to 15	105%	125%	115%
> 15 to 18	100%	120%	110%
Thereafter	100%	100%	100%

*	For the purpose of this Article, the term “Windstorm” shall include Hurricane, Rainstorm, Storm, Tempest, Tornado, Cyclone, Typhoon and Hail.

b.	The BLA will be reduced by the $61,000,000 retention and any inuring reinsurance recoveries to compute the Presumed Ultimate Net Loss. The Presumed Ceded Loss will be defined as the lesser of 15% of the Presumed Ultimate Net Loss and the limit of 15% of $39,000,000.

c.	The Presumed Total Ceded Loss will equal the lesser of the limit of 15% of $39,000,000 and the Presumed Ceded Loss. An amount equal to the Presumed Total Ceded Loss less losses paid by the Reinsurer under this Contract shall be retained in the Trust and any excess in the Trust shall be released to the Reinsurer.

d.	Notwithstanding the aforementioned, at December 31, 2013, the parties agree to consider the release of collateral. The intention is to release collateral for all limits for which there is essentially no possibility of loss from past or future events before the expiration of this Contract. All collateral securing what the parties agree are unreachable limits will be released within three business days.

e.	Thirty-six months following the expiration of this Contract, the Reinsurer shall have the option to commute this Contract by sending the Reinsured written notice thereof. In such event, the Reinsurer shall pay to the Reinsured an amount equal to the loss and loss adjustment expense reserves hereunder, including reserves for incurred but not reported losses, as estimated by the Reinsured, which would be recoverable hereunder. Upon the Reinsurer’s payment of such amount, both parties shall be completely released from all liability under this Contract, whether known or unknown.

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2.	So long as there is any security on deposit in the Trust, the Reinsured shall perform the calculation set forth above within 10 business days after the end of each month and deliver a report substantially in the form of the Collateral Calculation Table attached to this Contract to the Reinsurer and the Trustee named in the Trust Agreement. Collateral will be adjusted monthly based on this calculation. To the extent the calculation indicates that collateral may be reduced, the delivery of the report to the Trustee will constitute a directive to return excess collateral to the Reinsurer. In the event the calculation indicates additional collateral is required, the Reinsurer will have 10 business days from receipt of the report to deposit the required collateral into the Trust.

ARTICLE 16

CONFIDENTIALITY

1.	The Reinsurer hereby acknowledges that the terms and conditions of this Contract, any materials provided in the course of audit or inspection and any documents, information and data provided to it by the Reinsured, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (hereinafter referred to as “confidential information”) are proprietary and confidential to the Reinsured. Confidential information shall not include documents, information or data that the Reinsurer can show:

a.	Are publicly available or have become publicly available through no unauthorized act of the Reinsurer;

b.	Have been rightfully received from a third person without obligation of confidentiality; or

c.	Were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

2.	Absent the written consent of the Reinsured, the Reinsurer shall not disclose any confidential information to any third parties, including any affiliated companies, except:

a.	When required by retrocessionaires subject to the business ceded to this Contract;

b.	When required by regulators performing an audit of the Reinsurer’s records and/or financial condition;

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	Page 17

c.	When required by external auditors performing an audit of the Reinsurer’s records in the normal course of business; or

d.	When required by attorneys or arbitrators in connection with an actual or potential dispute hereunder.

Further, the Reinsurer agrees not to use any confidential information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

3.	Notwithstanding the above, in the event the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the confidential information, the Reinsurer agrees to provide the Reinsured with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Reinsured in maintaining the confidentiality provided for in this Article.

4.	The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

ARTICLE 17

CURRENCY

1.	Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

2.	Amounts paid or received by the Reinsured in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Reinsured.

ARTICLE 18

ENTIRE AGREEMENT

1.	This Contract and any related trust agreement, Letter of Credit and/or special acceptance, shall constitute the entire agreement between the parties hereto with respect to the business being reinsured hereunder, and there are no understandings between the parties hereto other than as expressed in this Contract.

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	Page 18

2.	Any change or modification to this Contract shall be null and void unless made by an addendum and signed by the parties hereto.

ARTICLE 19

ERROR AND OMISSIONS

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

ARTICLE 20

FEDERAL EXCISE TAX

1.	The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

2.	In the event of any return of premium becoming due hereunder, the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Reinsured or its agent should take steps to recover the tax from the United States Government.

ARTICLE 21

GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation in accordance with the laws of the State of Florida, exclusive of the rules with respect to conflicts of law; however, with respect to credit for reinsurance, the applicable rules of all states shall apply.

ARTICLE 22

INSOLVENCY

1.	If more than one reinsured company is included within the definition of “Reinsured” hereunder, this Article shall apply individually to each such company.

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	Page 19

2.	In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the Reinsured or to its liquidator, receiver, conservator or statutory successor, with reasonable provision for verification, on the basis of the liability of the Reinsured or on the basis of claims files and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Reinsured or because the liquidator, receiver, conservator or statutory successor of the Reinsured has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Reinsured shall give written notice to the Reinsurer of the pendency of a claim against the Reinsured indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Reinsured or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Reinsured as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer.

3.	Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Reinsured.

4.	It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Reinsured or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee or other party as more specifically limited by any statute or regulation applicable hereto, of such reinsurance in the event of the insolvency of the Reinsured or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Reinsured as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Reinsured to such payees. However, the exceptions provided in (1) and (2) above shall apply only to the extent that applicable statutes or regulations specifically permit such exceptions.

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	Page 20

ARTICLE 23

LATE PAYMENTS

1.	The interest penalties provided for in this Article shall apply to the Reinsurer or to the Reinsured in the following circumstances:

a.	With the exception of payments due from the Reinsurer in accordance with the Cash Call Article, payments due from the Reinsurer to the Reinsured shall have as a due date the date on which the agreed proof of loss is received by the Reinsurer, and shall be overdue 30 days thereafter. Payment to the Intermediary is deemed to be payment to the Reinsured for purposes of this Article.

b.	Payments due from the Reinsured to the Reinsurer shall have as a due date the date specified in this Contract. Payments shall be overdue 30 days thereafter. Premium adjustments shall be overdue 30 days following the due date set forth under the terms of this Contract.

c.	The Reinsured shall provide a copy of the original insured’s proof of loss, and a copy of the claim adjuster’s report(s) or other evidence of indemnification for losses exceeding the excess limit on an incurred basis. If, subsequent to receipt of this evidence, the information contained therein is insufficient or not in accordance with the contractual conditions, then the payment due date as defined in subparagraph (a) shall be deemed to be the date upon which the Reinsurer received additional information necessary to approve payment of the claim or the claim is presented in an acceptable manner. Interest as stipulated in subparagraph (d) shall be payable should a disputed claim be ultimately settled and if the period set out in subparagraph (a) is exceeded, but only to the extent that the final loss payment exactly tracks with the original proof of loss.

d.	Overdue amounts shall bear simple interest from the overdue date at the 90-day United States Treasury Bill rate set forth by the Federal Reserve Board for the first Monday of the calendar month in which the amount becomes overdue, as published in the Federal Reserve Statistical Release. If the interest generated for 100% in respect of any overdue payment as outlined in subparagraph (a) or (b) is $500 or less, then the interest penalty shall be waived.

e.	For the purposes of this Article, reinsuring Underwriters at Lloyd’s shall be viewed as one entity. The provisions set forth herein shall not be applicable until the creditor party shall have manifested to the debtor party its intent to invoke the terms of this Article.

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	Page 21

ARTICLE 24

LIABILITY OF THE REINSURER

1.	The liability of the Reinsurer shall follow that of the Reinsured in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers, interpretations and modifications of the Reinsured’s Policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

2.	Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

ARTICLE 25

LIMITED RECOURSE AND BERMUDA REGULATIONS

1.	The Reinsured understands and accepts that Aeolus Re Ltd. is registered as a segregated account company under the Bermuda Segregated Accounts Companies Act 2000 and that the Reinsurers include the segregated accounts of Aeolus Re Ltd. listed in Schedule B.

2.	For purposes of this Article, each of such segregated accounts is individually referred to as a “SAC Reinsurer” and collectively as the “SAC Reinsurers”. All corporate matters relating to the creation of the SAC Reinsurers, including, but not limited to, the capacity of the SAC Reinsurers, the segregated nature of the SAC Reinsurers and Aeolus Re Ltd., and the operation and liquidation of the SAC Reinsurers, will be governed by, and construed in accordance with, the laws of Bermuda. The Reinsured acknowledges that each of the SAC Reinsurers has written and/or will write other reinsurance or retrocession policies and that the assets and liabilities attributable to each such contract shall be linked to the SAC Reinsurer writing such contract. Accordingly, each SAC Reinsurer (i.e., segregated account) will have assets and liabilities relating to a multiple of reinsurance contracts. The Reinsured has had the opportunity to take advice and to obtain all such additional information that it considers necessary to evaluate the terms, conditions and risks of entering into this Contract with each of the SAC Reinsurers.

3.

Notwithstanding any other provision of this Contract to the contrary, the liability of each SAC Reinsurer for the performance and discharge of all of its obligations, however they may arise, in relation to this Contract (together the “SAC Obligations”) will be limited to and payable solely from the assets linked to that SAC Reinsurer. Accordingly there will be no recourse to any other assets of Aeolus Re Ltd. (including, for the avoidance of doubt,

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	Page 22

any assets linked to any other segregated account of Aeolus Re Ltd. or to its general account). In the event that the assets linked to a SAC Reinsurer are insufficient to meet all of its SAC Obligations, any SAC Obligations remaining after the application of such assets linked to such SAC Reinsurer will be extinguished, and the Reinsured undertakes in such circumstances to take no further action against such SAC Reinsurer, Aeolus Re Ltd. or any other segregated accounts of Aeolus Re Ltd. in respect of any such SAC Obligations. In particular, neither the Reinsured nor any party acting on its behalf will petition or take any steps for the winding up or receivership of a SAC Reinsurer, Aeolus Re Ltd., or any other segregated account of Aeolus Re Ltd.

4.	The Reinsured also understands and accepts that the Reinsurers include one special purpose insurer, which is licensed under the Bermuda Insurance Act 1978 and identified in Schedule I hereto (for purposes of this Article, the “SPI Reinsurer”). Notwithstanding any other provision of this Contract to the contrary, the liability of such SPI Reinsurer for the performance and discharge of all of its obligations, however they may arise, in relation to this Contract (together the “SPI Obligations”) will be limited to and payable solely from its own assets. The Reinsured acknowledges that the SPI Reinsurer has written and/or will write other reinsurance or retrocession policies and that the assets and liabilities attributable to each such contract will form the assets and liabilities of such SPI Reinsurer under those contracts. Accordingly, the SPI Reinsurer will have assets and liabilities relating to a multiple of reinsurance contracts. The Reinsured has had the opportunity to take advice and to obtain all such additional information that it considers necessary to evaluate the terms, conditions and risks of entering into this Contract with the SPI Reinsurer. In the event that the assets available to a SPI Reinsurer are insufficient to meet all of its SPI Obligations, any SPI Obligations remaining after the application of such assets available to such SPI Reinsurer will be extinguished, and the Reinsured undertakes in such circumstances to take no further action against such SPI Reinsurer in respect of any of its remaining SPI Obligations. In particular, neither the Reinsured nor any party acting on its behalf will petition or take any steps for the liquidation, winding up or receivership of the SPI Reinsurer.

5.	This Limited Recourse and Bermuda Regulations Article shall survive termination of this Reinsurance Agreement.

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	Page 23

ARTICLE 26

LOSS NOTICES AND SETTLEMENTS

1.	Whenever losses sustained by the Reinsured appear likely to result in a claim hereunder, the Reinsured shall notify the Reinsurer, and the Reinsurer shall have the right to participate in the adjustment of such losses at its own expense.

2.	All loss settlements made by the Reinsured, provided they are within the terms of this Contract, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid (or scheduled to be paid within 14 days) by the Reinsured. Notwithstanding the foregoing, and subject to the provisions set forth under paragraph (2) of the Exclusions Article, should any judicial, regulatory, or legislative entity having legal jurisdiction require that the Reinsured be liable for any amounts that are otherwise outside the terms of the Reinsured’s original Policies, the Reinsurer agrees that such amounts shall be subject always to the terms and conditions of this Contract.

ARTICLE 27

NET RETAINED LINES

1.	This Contract applies only to that portion of any Policy which the Reinsured retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Contract), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any Policy which the Reinsured retains net for its own account shall be included.

2.	The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Reinsured to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	Page 24

ARTICLE 28

NON-WAIVER

The failure of the Reinsured or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights or remedies contained herein nor stop either party from thereafter demanding full and complete compliance nor prevent either party from exercising such rights or remedies in the future.

ARTICLE 29

NOTICES AND AGREEMENT EXECUTION

1.	Whenever a notice, statement, report or any other written communication is required by this Contract, unless otherwise specified, such notice, statement, report or other written communication may be transmitted by certified or registered mail, nationally or internationally recognized express delivery service, personal delivery, electronic mail, or facsimile. With the exception of notices of termination, first class mail is also acceptable.

2.	The use of any of the following shall constitute a valid execution of this Contract or any amendments thereto:

a.	Paper documents with an original ink signature;

b.	Facsimile or electronic copies of paper documents showing an original ink signature; and/or

c.	Electronic records with an electronic signature made via an electronic agent. For the purposes of this Contract, the terms “electronic record,” “electronic signature” and “electronic agent” shall have the meanings set forth in the Electronic Signatures in Global and National Commerce Act of 2000 or any amendments thereto.

3.	This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

ARTICLE 30

OFFSET

The Reinsured and the Reinsurer, each at its option, may offset any balance or balances, whether on account of premiums, claims and losses, Loss Adjustment Expenses or salvages due

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	Page 25

from one party to the other under this Contract or under any other reinsurance agreement heretofore or hereafter entered into between the Reinsured and the Reinsurer, whether acting as assuming reinsurer or as ceding company; provided, however, that in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with applicable statutes and regulations.

ARTICLE 31

OTHER REINSURANCE

The Reinsured shall be permitted to carry other reinsurance, recoveries under which shall inure solely to the benefit of the Reinsured and be entirely disregarded in applying all of the provisions of this Contract.

ARTICLE 32

SALVAGE AND SUBROGATION

The Reinsurer shall be credited with salvage (i.e., reimbursement obtained or recovery made by the Reinsured, less the actual cost, excluding salaries of officials and employees of the Reinsured and sums paid to attorneys as a retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Reinsured for its primary loss. The Reinsured hereby agrees to enforce its rights to salvage and subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights if, in the Reinsured’s opinion, it is economically reasonable to do so. Should the Reinsured neglect or refuse to enforce such rights, the Reinsurer is hereby empowered and authorized to institute the appropriate action in the name of the Reinsured, at the Reinsurer’s expense.

ARTICLE 33

SERVICE OF SUIT

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory, or District of the United States where authorization is required by insurance regulatory authorities.)

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	Page 26

1.	This Article will not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

2.	In the event the Reinsurer fails to pay any amount claimed to be due hereunder or fails to otherwise perform its obligations hereunder, the Reinsurer, at the request of the Reinsured, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is accepted by the Reinsurer or is determined by removal, transfer or otherwise, as provided for above, will comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against any of the Reinsurers upon this Contract, will abide by the final decision of such court or of any Appellate Court in the event of an appeal.

3.	Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his or her successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Reinsured or any beneficiary hereunder arising out of this Contract.

ARTICLE 34

SEVERABILITY

If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	Page 27

ARTICLE 35

TAXES

In consideration of the terms under which this Contract is issued, the Reinsured will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

ARTICLE 36

TERRITORY

The liability of the Reinsurer shall be limited to losses under Policies covering property located within the territorial limits of the State of Florida; but this limitation shall not apply to moveable property if the Reinsured’s Policies provide coverage when said moveable property is outside the aforementioned territorial limits.

ARTICLE 37

INTERMEDIARY

Advocate Reinsurance Partners, LLC is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including, but not limited to, notices, statements, premium, return premium, commissions, taxes, losses, Loss Adjustment Expense, salvages and loss settlements) relating thereto shall be transmitted to the Reinsured or the Reinsurer through Advocate Reinsurance Partners, LLC, 2501 North Harwood Street, Suite 1250, Dallas, TX 75201. Payments by the Reinsured to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Reinsured only to the extent that such payments are actually received by the Reinsured.

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	Page 28

SCHEDULE A

CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT

EFFECTIVE: JUNE 1, 2013

issued to

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.

TAMPA, FLORIDA

	Excess Layer 1	Excess Layer 2	Excess Layer 3
Reinsured’s Retention	$61,000,000	$100,000,000	$234,000,000
Reinsurer’s Per Occurrence Limit	15% of $39,000,000	$85,000,000	$129,000,000
Reinsurer’s Contract Limit	15% of $39,000,000	$170,000,000	$129,000,000
Exposure Rate	****%	*****%	*****%
Minimum Premium	**% of $********
Deposit Premium	**% of $********
Deposit Payment Schedule:
Installment Due June 1, 2013	**% of $********
Installment Due January 1, 2014	**% of $********

*	plus applicable adjustment per Rate and Premium Article

The figures listed above for each excess layer shall apply to each Reinsurer in the percentage share for that excess layer expressed in its Interests and Liabilities Agreement attached hereto.

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	Schedule A

SCHEDULE B

Listing of Segregated Accounts

AEOLUS RE Ltd. in respect of its:

UNDERWRITING SEGREGATED ACCOUNT

KEYSTONE SEGREGATED ACCOUNT

HOTORU RE SEGREGATED ACCOUNT

QVT V SEGREGATED ACCOUNT

Listing of SPIs

PENDULUM RE II LTD.

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	Schedule B

COLLATERAL COLLECTION TABLE

CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT

EFFECTIVE: JUNE 1, 2013

issued to

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.

TAMPA, FLORIDA

Collateral Release Calculation as of [ ]
Line No.	Col. 1	Col. 2	Col. 3	Col. 4	Col. 5	Col. 6	Col. 7	Col. 8	Col. 9
	Date of Loss Event	Description	Loss Amount	Buffer Loss Factor	Buffer Loss Amount (Col. 3 x Col. 4)	Inuring Reinsurance Coverage	Buffered Loss Amount net of Inuring Reinsurance (Col. 5 - Col. 6)	Less $[ ] Retention	Balance (Col. 7 - Col. 8)
1A
1B
1C
1D
1E
1F

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	Collateral Collection Table

Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance U.S.A.

1.	This Reinsurance does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.	Without in any way restricting the operation of paragraph (1) of this clause, this Reinsurance does not cover any loss or liability accruing to the Reinsured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.	Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.	Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

(a)	where Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)	where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	ARP 35B

4.	Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.	It is understood and agreed that this clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6.	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.	Reinsured to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)	all Policies issued by the Reinsured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)	with respect to any risk located in Canada Policies issued by the Reinsured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	ARP 35B

TRUST AGREEMENT

(copy to be included)

ARP-HCI-02-CAT-002-13 DOC: May 30, 2013	Trust Agreement